EXHIBIT 99.2

***MEDIA STATEMENT***

tronc, Inc. Announces Closing of the Los Angeles Times and The San Diego Union-Tribune Sale

CHICAGO, June 18, 2018 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced that it has closed the sale of the Los Angeles Times, The San Diego Union-Tribune and other various California properties to Nant Capital, LLC.

“We are very pleased to close this transaction, which greatly strengthens our balance sheet and significantly lowers our pension liabilities,” said Justin Dearborn, Chairman and CEO of tronc. “We are now positioned to further reinvest in our business and enhance our capabilities to continue to deliver world-class journalism.  We are confident that high quality journalism will continue with the changeover to local leadership of the Los Angeles Times and The San Diego Union-Tribune.”

Contacts:
Media Relations:
tronc
Marisa Kollias
312.222.3308
mkollias@tronc.com

Investor Relations:
tronc
Aaron Miles
312.222.4345
amiles@tronc.com